Exhibit 3.1

Delaware The First State Page 1 4822348 8100 SR# 20224337983 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 205159804 Date: 12 - 21 - 22 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “IRON SPARK I INC.”, FILED IN THIS OFFICE ON THE TWENTY - FIRST DAY OF DECEMBER, A.D. 2022, AT 12:57 O`CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 1 2:57 PM 12 / 21/2022 FILED 12:57 PM 12 / 21/2022 SR 20224337983 - File Number 4822348 CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF IRON SPARK I INC . I.Iron Spark I Inc. (the "Corporation''), a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify: 2. The name of the Corporation is Iron Spark I Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State ofDelaware on January 22, 2021. 3. The Corporation's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 2021 (as amended, the "Amended and Restated Certificate of Incorporation''). 4. This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation. 5. This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's common stock at a meeting of stockholders in accordance with the provisions of Section 242 the DGCL. The approval of this Amendment to the Amended and Restated Certificate of Incorporation is intended to constitute the adoption of a plan of complete liquidation of the Corporation for U.S. federal income tax purposes unless otherwise required by applicable law. 6. The text of Section 9.l(b) of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows: "(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters' over - allotment option) and certain other amounts specified in the Corporation's registration statement on Form S - 1, as initially filed with the U.S. Securities and Exchange Commission (the "SEC'') on March 2, 2021, as amended (the "Registration Statement"), shall be deposited in a trust account (the "Trust Account"), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes and for the payment of dividends as described in Section 9.3(b), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares ( as defined below) if the Corporation is unable to complete its initial Business Combination by December 28, 2022, and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders' rights or pre initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock sold in the Offering (the "Offering Shares'') (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as ''Public Stockholders"." 7. T he text of Section 9.2(d) of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows: "(d) In the event that the Corporation has not consummated an initial Business Combination by December 28 , 2022, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration ofa per - share pric e, payable in cash, equal to $10.00 plus any interest earned on the trust account (less up to $100,000 for dissolution expenses), and (ii) as promptly as reasonably possible following such redemption, dissolve and liquidate, 23328466.1 236964 - 1000 2 subject in each case to the Corporation's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in The City ofNew York, New York, are authorized or required by law to close." 8.The text of Section 9.7 of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows: "Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.l(a), any amendment is made to Section 9.2(d) to modify the substance or timing of the ability of Public Stockholders to seek redemption in connection with an initial Business Combination or the Corporation's obligation to redeem (i) 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination by December 28, 2022 or (ii) with respect to any other provision relating to stockholders' rights or pre - initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per - share price, payable in cash, equal to $10.00 plus any interest earned on the trust account (less up to $100,000 for dissolution expenses); provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation." IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 21st day of December, 2022. Joshua L. Spear Chief Executive Officer 23328466.t 236964 - t0002